Exhibit 99.1

Contact:

Charles L. Dunlap, CEO

Frederick W. Boutin, CFO

Gregory J. Pound, COO

303-626-8200

TRANSMONTAIGNE PARTNERS L.P. ANNOUNCES CHANGES IN ITS EXECUTIVE MANAGEMENT

Monday, October 20, 2014	Immediate Release

Denver, Colorado — TransMontaigne Partners L.P. (NYSE: “TLP”) announced today that on October 16, 2014, Charles Dunlap notified TLP of his intention to retire from his position as Chief Executive Officer of our general partner and as President, Chief Executive Officer and member of the board of directors of TransMontaigne Inc., and the other subsidiaries of TLP and TransMontaigne Inc., each to be effective November 7, 2014.  Our general partner is responsible for managing the operations and activities of TLP since the partnership does not have its own officers or employees.  The board of directors of our general partner wishes to thank Mr. Dunlap for his substantial contributions to TransMontaigne.

On October 20, 2014, the board of directors of our general partner appointed Frederick W. Boutin to serve as Chief Executive Officer of our general partner, effective November 7, 2014.   Mr. Boutin has also been appointed to serve as the President and Chief Executive Officer of TransMontaigne Inc., effective November 7, 2014.

Mr. Boutin has served as Executive Vice President and Chief Financial Officer of our general partner since January 2008 and as its Treasurer since February 2005.  Mr. Boutin has managed business development and commercial contracting activities from December 2007 to July 2010 and from August 2013 to present.  Mr. Boutin has served as Executive Vice President of TransMontaigne Inc. since February 2008, as its Treasurer since June 2003 and as its Senior Vice President from September 1996 to January 2008.  Prior to his affiliation with TransMontaigne, Mr. Boutin was a Vice President at Associated Natural Gas Corporation, and its successor Duke Energy Field Services, and a certified public accountant with Peat Marwick.  Mr. Boutin holds a B.S. in Electrical Engineering and an M.S. in Accounting from Colorado State University.

On October 20, 2014, the board of directors of our general partner appointed Robert Fuller to serve as the Executive Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer of our general partner, effective November 7, 2014.  Mr. Fuller has also been appointed to serve as the Executive Vice President, Chief Financial Officer and Treasurer of TransMontaigne Inc., effective November 7, 2014.

Mr. Fuller has served as Vice President and Chief Accounting Officer of our general partner since January 2011 and as its Assistant Treasurer since February 2012. Prior to his employment with TransMontaigne Services Inc. in July of 2010, Mr. Fuller spent 13 years with KPMG LLP. Mr. Fuller has a BA in Political Science from Fort Lewis College and a Masters in Accounting from the University of Colorado. Mr. Fuller is licensed as a Certified Public Accountant in Colorado and New York.

About TransMontaigne Partners L.P.

TransMontaigne Partners L.P. is a terminaling and transportation company based in Denver, Colorado with operations primarily in the United States along the Gulf Coast, in the Midwest, in Houston and Brownsville, Texas, along the Mississippi and Ohio Rivers, and in the Southeast.  We provide integrated terminaling, storage, transportation and related services for

1670 Broadway • Suite 3100 • Denver, CO   80202 • 303-626-8200 (phone) • 303-626-8228 (fax)

Mailing Address:  P. O. Box 5660 • Denver, CO   80217-5660

www.transmontaignepartners.com

customers engaged in the distribution and marketing of light refined petroleum products, heavy refined petroleum products, crude oil, chemicals, fertilizers and other liquid products.  Light refined products include gasolines, diesel fuels, heating oil and jet fuels; heavy refined products include residual fuel oils and asphalt.  We do not purchase or market products that we handle or transport.  News and additional information about TransMontaigne Partners L.P. is available on our website:  www.transmontaignepartners.com.

Forward-Looking Statements

This press release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Our business and results of operations are subject to risks and uncertainties, many of which are beyond our ability to control or predict.  Because of these risks and uncertainties, actual results may differ materially from those expressed or implied by forward-looking statements, and investors are cautioned not to place undue reliance on such statements, which speak only as of the date thereof.  Important factors that could cause actual results to differ materially from the company’s expectations and may adversely affect its business and results of operations are disclosed in “Item 1A. Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2013 and the company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, filed with the Securities and Exchange Commission on March 11, 2014 and August 7, 2014, respectively.

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